Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SPRINT CORPORATION

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of the Corporation shall be in the State of Delaware.

1.2 Other Offices. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Stockholders’ Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places in the continental United States of America, within or without the State of Delaware, as may be fixed by the Board of Directors from time to time; provided that in lieu of holding an annual or special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

2.2 Date and Hour of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year at such place (if any), on such date, and at such time as shall be designated by the Board of Directors and stated in the Corporation’s notice of the meeting, with the first such annual meeting to be held in 2014.

2.3 Purposes of Annual Meetings; Election of Directors. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. Directors shall be nominated for election at the annual meeting in accordance with Article III of these Bylaws and shall be elected by stockholders by ballot at the annual meeting, unless they are elected by written consent in lieu of an annual meeting as may be permitted under the General Corporation Law of the State of Delaware. At any such annual meeting any further proper business may be transacted.

2.4 Special Meetings of Stockholders. Except as required by applicable law and subject to the rights of holders of any series of Preferred Stock of the Corporation established pursuant to provisions of the Certificate of Incorporation, special meetings of the stockholders of the Corporation shall be called only by or at the direction of the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors.

2.5 Notice of Meetings of Stockholders.

(a) The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each stockholder entitled to receive notice of such meeting not fewer than ten days or more than sixty days before the date of the meeting.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.6 Quorum of Stockholders; Adjournment.

(a) Unless otherwise provided by the Certificate of Incorporation or these Bylaws, at any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

(b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer or director presiding thereat pursuant to Section 2.7 of these Bylaws shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

(c) At any reconvened meeting of the stockholders at which a quorum shall be present, any business may be transacted which could have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

(d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7 Presiding Officer and Secretary.

(a) The Chairperson of the Board shall preside at all meetings of the stockholders. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board and, in his or her absence, the Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of each of the Chairperson of the Board, the Vice Chairperson of the Board, and the Chief Executive Officer, any director or officer designated by the Board of Directors shall preside at all meetings of the stockholders.

(b) The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the Assistant Secretary designated in accordance with Section 4.7 of these Bylaws shall act as secretary of all meetings of the stockholders. In the absence of the Secretary and any designated Assistant Secretary, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

2.8 Voting by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws:

(a) directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b) whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

2.9 Proxies. Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

2.10 Inspectors. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

2.11 Procedure at Stockholders’ Meetings. At each meeting of stockholders, the officer or director presiding thereat pursuant to Section 2.7 of these Bylaws shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the officer or director presiding thereat pursuant to Section 2.7 of these Bylaws shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety. Without limiting the foregoing, he or she may:

(a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors;

(b) place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e) make rules governing speeches and debate, including time limits and access to microphones.

The officer or director presiding at the meeting pursuant to Section 2.7 of these Bylaws shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.

2.12 Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.13 Action by Consent Without a Meeting.

(a) Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b) To the extent permitted by applicable law, a telegram, cablegram, or other electronic transmission consenting to action to be taken by stockholders shall be deemed to be written, signed, and dated for purposes of these Bylaws so long as it is reduced to paper form (if required by applicable law), sets forth or is delivered with such information as may be required by applicable law, and is transmitted or delivered to the Corporation in the manner provided by applicable law or in any resolutions adopted by the Board of Directors governing the submission of stockholder consents by electronic transmission.

(c) Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission).

2.14 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by any stockholder of the Corporation (x) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Sections 2.14(a)(ii) and 2.14(a)(iii) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, (y) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (z) who complies with the notice procedures set forth in Sections 2.14(a)(ii) and 2.14(a)(iii). Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (z) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws, and applicable law.

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (z) of Section 2.14(a)(i), the stockholder (1) must have given timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, and (2) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day before the date of the one-year anniversary of the immediately preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) To be in proper form for purposes of this Section 2.14, a stockholder’s notice to the Secretary (whether pursuant to this Section 2.14(a) or Section 2.15(b)) must set forth:

(1) as to each Proposing Person (as defined below), (x) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (y) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);

(2) as to each Proposing Person, (i) any derivative, swap, or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, or which derivative, swap, or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap, or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap, or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap, or other transactions; (ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation (including the number of shares and class or series of capital stock of the Corporation that are subject to such proxy, agreement, arrangement, understanding, or relationship); (iii) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (iv) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (v) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(3) if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “nominee”), as to each nominee, (i) the name, age, business and residence address, and principal occupation or employment of the nominee; (ii) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (iii) such nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected; and (iv) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.14 if such nominee were a Proposing Person;

(4) if the notice relates to any business (other than the nomination of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of each Proposing Person;

(5) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(6) a representation whether any Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

(iv) Notwithstanding anything in the second sentence of Section 2.14(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the Board of Directors’ nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(v) Only such persons who are nominated in accordance with the procedures set forth in Section 2.14(a) (including those persons nominated by or at the direction of the Board of Directors) shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.14(a). Except as otherwise provided by law, the chairman of an annual meeting of stockholders shall have the power and duty (A) if the facts warrant, to determine that a nomination or any business proposed to be brought before the annual meeting was not made or was not proposed, as the case may be, in accordance with the procedures set forth in Section 2.14(a), and (B) if any proposed nomination or business was not made or was not proposed in compliance with Section 2.14(a), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(b) Special Meetings of Stockholders.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.4. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (A) by or at the direction of the Board of Directors or (B) if a purpose for such meeting as stated in the Corporation’s notice for such meeting is the election of one or more directors, by any stockholder of the Corporation (x) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Section 2.14(b)(ii) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the special meeting, (y) who is entitled to vote at the meeting and upon such election, and (z) who complies with the notice procedures set forth in Section 2.14(b)(ii); provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting.

(ii) If a special meeting has been called in accordance with Section 2.4 for the purpose of electing one or more directors to the Board of Directors, then for nominations of persons for election to the Board of Directors to be properly brought before such special meeting by a stockholder pursuant to clause (B) of Section 2.14(b)(i), the stockholder (A) must have given timely notice thereof in writing and in the proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (B) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day before such special meeting and not later than the close of business on the later of the ninetieth (90th) day before such special meeting or the fifteenth (15th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Section 2.14(b), such notice shall set forth the information required by clauses (1), (2), (3), (5) and (6) of Section 2.14(a)(iii).

(iii) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14(b) (including those persons nominated by or at the direction of the Board of Directors) shall be eligible to be elected at a special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the chairman of a special meeting of stockholders shall have the power and duty (A) if the facts warrant, to determine that a nomination proposed to be made at the special meeting was not made in accordance with the procedures set forth in this Section 2.14(b), and (B) if any proposed nomination was not made in compliance with this Section 2.14(b), to declare that such nomination shall be disregarded.

(c) General.

(i) A stockholder providing notice of nominations of persons for election to the Board of Directors at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to Sections 2.14(a)(iii)(1) through 2.14(a)(iii)(6) shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (A) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (B) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(ii) Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.14, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 2.14, (A) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act; (B) “Proposing Person” shall mean (x) the stockholder giving the notice required by Section 2.14(a) or Section 2.14(b), (y) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (z) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(iv) Section 2.14(a) is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.14 shall be deemed to (A) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (C) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the certificate of incorporation.

2.15 Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting. If the Board of Directors so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to receive notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 2.15(a).

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in Section 2.13. If no record date has been fixed by the Board of Directors and prior action by the Board of Director is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.16 English Language. All meetings of stockholders will be conducted in the English language and all notices, consents, proxies, documents and other materials provided to stockholders shall be written in English; provided that nothing herein shall preclude the Corporation from also providing or making available to stockholders copies of any such documents or materials translated into a foreign language; provided, further, in the event there are any discrepancies between the English and foreign language version of any notice, consent, proxy, document or any other material, the English version of such document shall prevail.

ARTICLE III

DIRECTORS

3.1 Powers. Subject to any limitations set forth in the Certificate of Incorporation and to any provision of the General Corporation Law of the State of Delaware relating to powers or rights conferred upon or reserved to the stockholders or the holders of any class or series of the Corporation’s issued and outstanding stock, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.

3.2 Number. Subject to the other provisions of these Bylaws, the Board of Directors shall consist of ten (10) members.

3.3 Composition.

(a) Subject to Section 3.3(d) hereof (as it exists at the Effective Time), during the period from the adoption of these Bylaws until July 10, 2015, (the “Initial Period”), the members of Board of Directors shall consist of (i) the Chief Executive Officer of the Corporation, (ii) three Independent Directors, (iii) three additional SoftBank Designees, and (iv) three Continuity Directors. Notwithstanding anything in the Bylaws to the contrary, in the event that a vacancy arises from the resignation, retirement, death or disability of a Continuity Director during the Initial Period, such vacancy shall only be filled by an Independent Director, by action of the affirmative vote of a majority of the remaining directors then in office.

(b) Subject to Section 3.3(d) hereof (as it exists at the Effective Time), commencing on the last day of the Initial Period and continuing until the first anniversary of such date, the Board of Directors shall consist of (i) the Chief Executive Officer of the Corporation, (ii) six Independent Directors and (iii) three additional directors who are SoftBank Designees.

(c) Subject to Section 3.3(d) hereof (as it exists at the Effective Time) hereof, following the end of the period described in Section 3.3(b) hereof and continuing until the first occurrence of a Triggering Event, the Board of Directors shall at all times include not less than three Independent Directors or such greater number of Independent Directors as may be required by applicable law or applicable rules of any stock exchange on which the Corporation’s equity securities are traded.

(d) Following the first occurrence of a Triggering Event, Sections 3.3(a), 3.3(b) and 3.3(c) hereof shall be of no further force or effect and this Section 3.3(d) shall instead apply. At all times after the first occurrence of a Triggering Event and prior to the first occurrence of a Termination Event, the Board of Directors shall include a number of SoftBank Designees that is proportional to SoftBank’s Voting Interest, rounded up to the nearest whole number. If the number of SoftBank Designees is required to be reduced under this Section 3.3(d) following the first occurrence of a Triggering Event, SoftBank shall cause one or more SoftBank Designees to resign promptly such that the number of SoftBank Designees following such resignation(s) is in compliance with such requirement and the replacement(s) for such resigning SoftBank Designee(s) (and their successors) shall be appointed by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum.

(e) At all times one of the SoftBank Designees shall be the Security Director.

(f) For purposes of these Bylaws, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

“Continuity Directors” means the three individuals proposed by Sprint Nextel Corporation, and reasonably acceptable to the SoftBank Stockholder, from the members of the board of directors of Sprint Nextel Corporation immediately prior to the Effective Time.

“Controlled Affiliate” of a person shall mean an Affiliate controlled, directly or indirectly, by such person.

“Effective Time” means July 10, 2013.

“Independent Director” means any person nominated in accordance with these Bylaws and elected by the stockholders of the Corporation who qualifies as an “Independent Director” as such term is defined in Rule 303A (or any successor rule) of the rules promulgated by the New York Stock Exchange which apply to issuers whose common stock is listed on the New York Stock Exchange.

“National Security Agreement” means, collectively, that certain National Security Agreement between the Corporation, SoftBank and the Departments of Justice, Defense and Homeland Security of the United States of America, as amended from time to time.

“Security Director” means the director of the Corporation designated from among the SoftBank Designees as the “security director” pursuant to the National Security Agreement.

“SoftBank Affiliate Director” means any SoftBank Designee other than an Independent Director.

“SoftBank Designee” means any Person nominated by the SoftBank Stockholder pursuant to these Bylaws and (a) elected by the stockholders of the Corporation as a director of the Corporation or (b) appointed by the Board of Directors as a director of the Corporation in accordance with these Bylaws. For the avoidance of doubt, the Continuity Directors and the Chief Executive Officer of the Corporation shall not be considered SoftBank Designees.

“SoftBank Stockholder” means SoftBank or the Controlled Affiliate of SoftBank that holds a majority of SoftBank’s Voting Interest.

“SoftBank’s Voting Interest” means the percentage of the outstanding voting common stock of the Corporation owned of record by SoftBank and its Controlled Affiliates.

“Termination Event” means SoftBank’s Voting Interest falling and remaining below ten percent (10%) for ninety (90) consecutive days.

“Triggering Event” means SoftBank’s Voting Interest falling and remaining below fifty percent (50%) for ninety (90) consecutive days.

3.4 Terms. The directors of the Corporation shall be nominated as provided in these Bylaws, and each director shall hold office until his successor is duly elected or appointed and qualified or until the earlier of his death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws. Directors need not be stockholders.

3.5 FCC Eligibility. The Corporation, to the extent necessary to comply with the reporting or disclosure requirements of the Federal Communications Commission, shall obtain from each existing and proposed director information relating to the citizenship and foreign affiliations, if any, of the director and such other information regarding the director as is reasonable to ensure the Corporation is in compliance with applicable law.

3.6 Resignations and Removal.

(a) Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

(b) Without limiting and subject to the provisions of Section 3.3 of these Bylaws, except as otherwise may be provided in the Certificate of Incorporation, (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of capital stock having a majority in voting power of the then-outstanding shares entitled to vote in the election of directors and (ii) any SoftBank Designee may be removed, with or without cause, by the SoftBank Stockholder upon written notice to the Board of Directors. Removal of the Security Director shall be subject to the additional requirements of the National Security Agreement.

3.7 Vacancies and Newly-Created Directorships. Subject to Section 3.3 of these Bylaws, any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled (a) prior to the first occurrence of a Triggering Event, by (i) a special committee of the Board of Directors formed to fill any such vacancy, or (ii) the affirmative vote of stockholders holding of record capital stock of the Corporation representing at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors and (b) after the first occurrence of a Triggering Event, by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director, in accordance with these Bylaws. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor and until such director’s successors have been duly elected and qualified or until such director’s earlier resignation, death, or removal. Any director elected to fill a newly-created directorship shall serve until the next annual meeting of stockholders and until such director’s successors have been duly elected and qualified or until such director’s earlier resignation, death, or removal.

3.8 Quorum and Action.

(a) Unless provided otherwise by law, a quorum for any meeting of the Board of Directors, whether regular or special, shall require the presence of a number of directors equal to a majority of the total number of directors constituting the whole Board of Directors. If there shall be less than a quorum at any meeting of the Board of Directors as determined under this Section 3.8, a majority of those present may adjourn the meeting from time to time.

(b) Subject to Section 3.19 of these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors; provided, however, that prior to the first occurrence of a Triggering Event, at each meeting of the Board of Directors, each SoftBank Affiliate Director present at such meeting shall have, and be entitled to cast at such meeting, a number of votes equal to the quotient determined by dividing (i) the total number of SoftBank Affiliate Directors on the Board of Directors, by (ii) the total number of SoftBank Affiliate Directors present at such meeting; and the vote of a majority of the votes of directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

3.9 Chairperson of the Board; Vice Chairperson of the Board; Meeting Operations.

(a) The Board of Directors may designate one director to be the Chairperson of the Board and one director to be the Vice Chairperson of the Board. In addition to the those powers and duties set forth in Section 3.9(b) below (i) the Chairperson of the Board shall have the powers and duties customarily and usually associated with the title of Chairperson of the Board, as well as such additional powers and duties as may be from time to time assigned to him or her by the Board of Directors, and (ii) the Vice Chairperson of the Board shall have the powers and duties customarily and usually associated with the title of Vice Chairperson of the Board, as well as such additional powers and duties as may be from time to time assigned to him or her by the Board of Directors. In the case of absence or disability of the Chairperson of the Board, the Vice-Chairperson of the Board shall perform the duties and exercise the powers of the Chairperson of the Board.

(b) Meetings of the Board of Directors and of the stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by a presiding person chosen at the meeting by the vote of a majority of the directors present at such meeting, or prior to the first occurrence of a Triggering Event, by the vote of a majority of the votes of the directors present at such meeting in accordance with Section 3.8(b) of these Bylaws. The Secretary shall act as secretary of the meeting, but in his or her absence the presiding person at the meeting may appoint any person to act as secretary of the meeting.

3.10 Annual Meetings. The Board of Directors shall meet each year as soon as practicable following the annual meeting of stockholders, at the place (if any) where such meeting of stockholders has been held, or at such other place (if any) in the continental United

States of America as shall be fixed by the Board of Directors (or if not previously fixed by the Board of Directors, by the person presiding over the meeting of the stockholders), for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation. If in any year directors are elected by written consent in lieu of an annual meeting of stockholders, the Board of Directors shall meet in such year as soon as practicable after receipt of such written consent by the Corporation at such time and place as shall be fixed by the Chairperson of the Board, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

3.11 Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled. In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 3.12, at such times and places, within or without the State of Delaware, as shall be designated by the Chairperson of the Board.

3.12 Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairperson of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with Section 3.13. Special meetings shall be called by the Chief Executive Officer or Secretary on like notice at the written request of any two directors then in office.

3.13 Notice. Notice of any regular (if required) or special meeting of the Board of Directors may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four (24) hours’ notice to each director. If written notice is delivered by mail, then it shall be given on not less than five (5) calendar days’ notice to each director. If written notice is delivered by courier service, then it shall be given on not less than three (3) calendar days’ notice to each director.

3.14 Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held, or if he or she shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.

3.15 Action by Telephonic Conference. Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.16 Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.17 Committees.

(a) The Board of Directors shall designate (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee, and (iv) a Finance Committee, and one or more other committees as the Board of Directors may by resolution or resolutions designate. Subject to the provisions of Sections 3.17(c), (d) and (e), each committee shall consist of one (1) or more of the directors of the Corporation who shall be appointed by the affirmative vote of a majority of the Board of Directors, or prior to the first occurrence of a Triggering Event, by the vote of a majority of the votes of the directors present at such meeting in accordance with Section 3.8(b) of these Bylaws. No action by any such committee shall be valid unless taken at a meeting for which adequate notice has been given or duly waived by the members of such committee.

(b) Any committee of the Board of Directors, to the extent provided in the resolution or resolutions of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power of authority in reference to (i) adopting, amending or repealing any bylaw of the Corporation, (ii) adopting or approving, or recommending to the stockholders of the Corporation, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval (other than recommending the election or removal of directors), and (iii) unless the resolution, these Bylaws, or the Certificate of Incorporation expressly so provide, declare a dividend or to authorize the issuance of stock, and, provided, further, that no such committee shall have the power or authority to approve any action described in Section 3.19 of these Bylaws. Special meetings of any committee shall be held whenever called by direction of the chairman of such committee or at the written request of any one member of such committee.

(c) Prior to the first occurrence of a Triggering Event, each committee of the Board of Directors (other than the Finance Committee or any special committee exempted from this Section 3.17(c) by the Board of Directors (collectively, “Exempt Committees”)) shall include at least one Independent Director. At all times following the first occurrence of a

Triggering Event and prior to the first occurrence of a Termination Event, each committee that is not an Exempt Committee shall include at least a number of SoftBank Designees that is proportional to SoftBank’s Voting Interest, rounded up to the nearest whole number. Each Independent Director or SoftBank Designee serving on any committee may designate as his or her alternate to such committee, for one or more meetings of such committee, another Independent Director or SoftBank Designee, as applicable. Prior to the first occurrence of a Triggering Event, the chairman of each committee of the Board of Directors (other than a committee comprised solely of Independent Directors that may be constituted from time to time by the Board of Directors) shall be a SoftBank Designee.

(d) The Audit Committee shall at all times be comprised solely of Independent Directors.

(e) The Finance Committee shall, at all times prior to the first occurrence of a Triggering Event, be comprised solely of individuals selected by the SoftBank Stockholder from among the SoftBank Designees unless otherwise determined by the Softbank Stockholder.

(f) The Security Director shall be a member of the Compensation Committee.

(g) A quorum for any meeting of any committee of the Board of Directors, whether regular or special, shall require the presence, in person, of a majority of the total number of directors appointed to such committee. If there shall be less than a quorum at any meeting of a committee of the Board of Directors, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the votes present or otherwise able to be cast at any committee meeting at which a quorum is present shall be necessary to constitute the act of such committee of the Board of Directors; provided, however, that prior to the first occurrence of a Triggering Event, at each meeting of any committee of the Board of Directors (other than Exempt Committees), each SoftBank Affiliate Director present at such meeting shall have, and be entitled to cast at such meeting, a number of votes equal to the quotient determined by dividing (i) the total number of SoftBank Affiliate Directors on such committee, by (ii) the total number of SoftBank Affiliate Directors present at such meeting.

3.18 Compensation of Directors. Directors (other than Affiliate Directors) shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine; provided that (i) such compensation shall not be less than as was provided prior to the date of these Bylaws. For purposes hereof, “Affiliate Directors” means any director who is an employee of any of the Corporation or any of its Subsidiaries or SoftBank or any of its Controlled Affiliates. Nothing herein contained shall be construed to preclude any director (including any Affiliate Director) from serving in any other capacity or from receiving additional or other compensation for serving as a director or in such other capacity, as applicable. The Board of Directors may determine compensation for any Affiliate Director as it deems necessary or appropriate.

3.19 Approval of Certain Matters.

(a) During the Initial Period, the approval of any of the following matters shall require, in addition to any approval required by law, (1) the approval of the Board of Directors pursuant to Section 3.8(b) of these Bylaws and (2) the affirmative vote of at least a majority of the Independent Directors who have no interest in the particular matter being voted upon (other than as a director and, as applicable, stockholder of the Corporation):

(i) the declaration and payment of any dividend in respect to the capital stock of the Corporation;

(ii) any transaction or agreement or series of transactions or agreements between the Corporation or any of its Controlled Affiliates, on the one hand, and SoftBank or any of its Controlled Affiliates, on the other hand, which are over $120,000, including any merger, business combination or similar transaction involving such parties;

(iii) any merger, business combination or similar transaction as to the Corporation in which the SoftBank Stockholder receives consideration for its shares of the common stock of the Corporation that is greater in value on a per share basis than that received by the other stockholders of the Corporation for their shares of the common stock of the Corporation, or represents a different form of consideration from the form of consideration received by the other stockholders of the Corporation for their shares of the common stock of the Corporation;

(iv) waiver of the provisions of Section 203 of the DGCL with respect to any transaction involving a sale of voting common stock by SoftBank or its Controlled Affiliates;

(v) the settlement of any claim between SoftBank and the Corporation;

(vi) any waiver under, or amendment to, Article VI of the Certificate of Incorporation;

(vii) any corporate action necessary to maintain compliance with the requirements of any law, rule or regulation of the United States of America related to national security as it relates to SoftBank or any of its Controlled Affiliates; or

(viii) any amendment to the provisions of this Section 3.19 of these Bylaws.

(b) Unless SoftBank’s Voting Interest equals or exceeds 85%, the approval of any action that is designed to, or would have the immediate effect of, causing the Corporation to no longer satisfy the listing requirements of the New York Stock Exchange, as then in effect, shall require (1) the approval of the Board of Directors pursuant to Section 3.8(b) of these Bylaws and (2) the affirmative vote of at least a majority of the Independent Directors; provided, however, this Section 3.19(b) shall not apply to (i) any action pursuant to which or after which (giving effect to all actions to be taken at the same time) the Corporation’s common stock will be listed on another national securities exchange, (ii) any action subject to one or more of the other subsections of this Section 3.19 that has been approved by the Board of Directors as required herein, or (iii) any action that, pursuant to the DGCL or the Certificate of Incorporation, would require the approval of the stockholders of the Corporation.

3.20 Communication with Independent Directors. If a majority of the Independent Directors so elect, the Corporation shall maintain procedures by which stockholders may communicate issues or concerns with respect to matters related to the Corporation in a manner which will be referred, from time to time and in a reasonable manner, to the Independent Directors (or a designee thereof).

3.21 English Language. All meetings of the Board of Directors and the committees thereof, whether regular or special, will be conducted in the English language and all notices, consents, documents and other materials provided to the directors shall be written in English; provided that nothing herein shall preclude the Corporation from also providing or making available to directors copies of any such documents or materials translated into a foreign language; provided, further, in the event there is any discrepancies between the English and foreign language version of any notice, consent, proxy, document or any other material, the English version of such document shall prevail.

ARTICLE IV

OFFICERS

4.1 Number. The officers of the Corporation shall include a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents, including without limitation, one or more Presidents, a Treasurer, a one or more Assistant Secretaries and one or more Vice Presidents, with such duties as the Board of Directors may deem necessary or desirable.

4.2 Election of Officers, Term, and Qualifications. The officers of the Corporation shall be elected from time to time by the Board of Directors and shall hold office at the pleasure of the Board of Directors. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in this Section 4.2 for the regular election to such office. Except for the Chairperson of the Board and the Vice Chairperson of the Board, none of the officers of the Corporation needs to be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware and other applicable law.

4.3 Removal. Any officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by majority of the directors then in office, or prior to the first occurrence of a Triggering Event, by the vote of a majority of the votes of the directors present at such meeting in accordance with Section 3.8(b) of these Bylaws.

4.4 Resignations. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairperson of the Board. If such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5 Compensation of Officers. The salaries and other compensation of all officers of the Corporation shall be fixed by or in the manner directed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation.

4.6 The Chief Executive Officer. The Chief Executive Officer of the Corporation shall exercise such duties as customarily pertain to the office of Chief Executive Officer, and shall have decision-making authority and general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He or she shall perform such other duties as prescribed from time to time by the Board of Directors.

4.7 The Secretary and Assistant Secretaries.

(a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chairperson of the Board, or the Chief Executive Officer.

(b) Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, or the Secretary. In the case of absence or disability of the Secretary, the Assistant Secretary designated by the Chief Executive Officer (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

4.8 Duties. Except as otherwise provided in this Article IV, the officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE V

STOCK

5.1 Stock Certificates.

(a) The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated.

(b) Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairperson of the Board or a Vice Chairperson, if any, or the Chief Executive Officer or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

5.2 Transfer of Record Ownership. Transfers of stock of the Corporation shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby or by a transfer agent subject to Section 5.3. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.3 Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation may maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

5.4 Lost, Stolen, or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

5.5 Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. Except as otherwise required by the General Corporation Law of the State of Delaware or other applicable law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the General Corporation Law of the State of Delaware or other applicable law.

5.6 Fractional Shares. The Corporation may, but shall not be required to, issue fractional shares of its capital stock if necessary or appropriate to effect authorized transactions. If the Corporation does not issue fractional shares, it shall (i) arrange for the disposition of fractional interests on behalf of those that otherwise would be entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those who otherwise would be entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate), which scrip or warrants shall entitle the holder to receive a full share upon surrender of such scrip or warrants aggregating a full share. Fractional shares shall, but scrip or warrants for fractional shares shall not (unless otherwise expressly provided therein), entitle the holder to exercise voting rights, to receive dividends thereon, to participate in the distribution of any assets in the event of liquidation, and otherwise to exercise rights as a holder of capital stock of the class or series to which such fractional shares belong.

5.7 Dividends. Subject to the provisions of the Certificate of Incorporation and Section 3.19 of these Bylaws, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

5.8 Additional Powers of the Board.

(a) In addition to, and without limiting, those powers set forth in Section 3.3, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock, subject to the provisions of the General Corporation Law of the State of Delaware, other applicable law, the Certificate of Incorporation, and these Bylaws.

(b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification.

(a) Subject to Section 6.3, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the General Corporation Law of the State of Delaware, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

6.2 Advancement of Expenses.

(a) Subject to Section 6.3, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

6.3 Actions Initiated Against The Corporation. Anything in Sections 6.1(a) or 6.2(a) to the contrary notwithstanding, except as provided in Section 6.5(b), with respect to a Proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

6.4 Contract Rights. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

6.5 Claims.

(a) If (X) a claim under Section 6.1(a) with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation or (Y) a claim under Section 6.2(a) with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b) If successful in whole or in part in any suit brought pursuant to Section 6.5(a), or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

6.6 Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the General Corporation Law of the State of Delaware. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

6.7 Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

6.9 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

6.10 General. For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as an employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company; and (e) without limiting the generality of this Article VI, to the fullest extent permitted by applicable law, the Corporation’s indemnification, reimbursement and other obligations under this Article VI, and the other provisions of this Article VI, shall apply to any act or omission of the Security Director taken pursuant to the National Security Agreement or by the Security Director in the performance of his obligations thereunder, and the Security Director shall be entitled to the full benefit of this Article VI in connection with any act or omission of the Security Director taken pursuant to the National Security Agreement or by the Security Director in the performance of his obligations thereunder.

ARTICLE VII

MISCELLANEOUS

7.1 Books and Records.

(a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

(b) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name; provided, however, if the record date for determining the stockholders entitled to vote at the meeting is fewer than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Nothing contained in this subsection (b) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

(c) Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.

7.2 Voting Shares in Other Business Entities. The Chief Executive Officer, any Vice President, or any other officer or officers of the Corporation designated by the Board of Directors or the Chief Executive Officer may vote, and otherwise exercise on behalf of the Corporation any and all rights and powers incident to the ownership of, any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by any such officer.

7.3 Execution of Corporate Instruments.

(a) The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute, sign, or endorse any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

(b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, shall be executed, signed, or endorsed by the Chairperson of the Board, the Chief Executive Officer, any Vice President, the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring a corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner and by such other person or persons as may be determined from time to time by the Board of Directors or the Chief Executive Officer.

(c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be executed, signed, or endorsed by the Treasurer, any Assistant Treasurer, or in such other manner and by such other person or persons as may be determined from time to time by the Board of Directors.

(d) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, the execution, signing, or endorsement of any corporate instrument or document may be effected manually, by facsimile, or (to the extent permitted by applicable law and subject to such policies and procedures as the Corporation may have in effect from time to time) by electronic signature.

7.4 Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

7.5 Section Titles. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

7.6 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.7 Amendment. Subject to and except as may be provided in the Certificate of Incorporation:

(a) these Bylaws, or any of them, may be altered, amended, or repealed, and new Bylaws may be made, (i) at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting; or (ii) at any annual meeting of the stockholders (subject to Section 2.14 of these Bylaws) or at any special meeting of the stockholders of the Corporation if noticed of the proposed alteration, amendment, or repeal is contained in the Corporation’s notice of such special meeting of stockholders (and subject to Section 2.4 of these Bylaws);

(b) any alteration, amendment, or repeal of these Bylaws, or the making of any new Bylaw, by the stockholders shall require the affirmative vote of the holders of not less than a majority of the voting power represented by the issued and outstanding shares of the Corporation entitled to vote thereon; and

(c) any Bylaws altered, amended, or made by the stockholders may be altered, amended, or repealed by either the Board of Directors or the stockholders, in the manner set forth in this Section 7.7, except a Bylaw amendment adopted by the stockholders that specifies the votes that shall be necessary for the election of directors shall not be amended or repealed by the Board of Directors.

7.8 Certificate of Incorporation. Anything herein to the contrary notwithstanding, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

7.9 Forum Selection. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any actual or purported derivative action or proceeding brought on behalf of the Corporation against directors or officers of the Corporation alleging breaches of fiduciary duty or other wrongdoing by such directors or officers, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws, (iv) any action to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or these Bylaws, or (v) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine.

7.10 Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

END OF BYLAWS

31